spriza

A Community Powered By Contests



Facebook, LinkedIn, Twitter, and the like

receive the valuations they do based on their ability to attract and retain online users.

MARKET CAP (BILLIONS)	153	23	26
USERS (MILLIONS)	1,310	277	241
REVENUE (BILLIONS)	$7.87	$1.53	$243 (M)
PER USER VALUATION	$128	$84	$118

SPRIZA'S ABILITY TO ATTRACT ONLINE USERS RIVALS ANY OTHER SOCIAL NETWORK, *including Facebook.*



We have designed a proprietary platform that helps companies manage contests more effectively.

We handle everything related to a contest, from regulatory compliance (which is extremely laborious) to end user participation and social optimization.

Certain components of how we organize a contest meet the stringent requirements necessary to qualify for a patent.

We are unique in that we don't abandon a contest participant after the contest has run its course.

At Spriza, we nurture these relationships.

The community Spriza is developing is no different than any other social network, the entry point just happens to be a contest.

Our community is highly valued by marketers for two very prominent reasons:

1. Contests allow us to legally gather more user information than is permitted through standard marketing.

2. We receive full opt in rights when someone signs up for a Spriza contest.

IT IS UNUSUAL FOR SOMEONE TO SIGN UP FOR A GOLFING CONTEST IF THEY DON'T LIKE GOLF.

IT IS EVEN MORE UNUSUAL NOT TO HAVE TO WORRY ABOUT PRIVACY LAW AND SPAM REGULATION IN MAKING AN APPROACH.


Dec 2012
Mar 2013
From December 2012 to March 2013, Facebook had 420,000 users join each day.
Facebook is presently valued at $153 billion
spriza
ran a contest for a major brand and sent
6 messages
in 24 hours
generating
150,000 users

We look at how proficient we are at generating users and smile. Next year we might send 18 emails.

- Jay Cowles

LAST YEAR ALONE,

AT&T spent $2.36 billion on advertising;

GM spent $3.1 billion;

McDonalds spent $1.37 billion, just to name three.

Spriza can dramatically improve the roi on an ad spend.

THE MARKET FOR THE SERVICE WE PROVIDE IS OBVIOUS AND ENORMOUS.

WE ARE THE FIRST COMPANY TO DESIGN A LEGITIMATE CONTEST THAT CAN PRE-DETERMINE HOW WINNERS ARE CLUSTERED.

The manner in which we choose a winner for a contest is currently patent pending.

Rather than being a random draw, we can pre-determine the geographic diversity and relationship complexity of the winning party, amongst a few other things.



It is our ability to design a contest that allows a group of friends to win "together" that results in high participation.

If you are a golfer and stand to win a trip for you and 21 of your friends to attend the Masters (if you can put together a group of 21 friends), you are highly motivated to push that invite out to your friends who golf.

Better yet, we have a dashboard that shows you which friends have or have not invited their friends.

HOW WE MAKE MONEY

1

We charge companies a one-time fee to organize a contest. We may also structure an incentive fee or lead generation fee. We charge 3rd party contests to enhance their exposure on the Spriza website and other media channels and mobile.

2

Merchandise sales, coupon conversions and ecommerce sales generate an affiliate fee. These fees fluctuate from 5% - 30% - depending on the product and service.

3

Additional management fees for social media, media buys, contest fulfillment and event management.

4

Increase in subscriber growth increases valuation.

5

Data collected from users and activities on the site allows us to target potential leads for our clients increasing the value to access these groups.

In making our platform available to anyone who wants to run a contest, we check the single largest box you need to check to be placed in the same valuation category as Pinterest, Facebook, LinkedIn, Twitter, etc.

Our community will generate its own content.

Pinterest is valued at roughly $4 billion with 70 million users yet, they do not have a defined revenue model.


One of Spriza's contests amassed 150,000 users in 24 hours.
At this rate it would take us roughly a year and a half to reach 70 million users.
Spriza will be running numerous contests at any one time.
We have a very defined revenue model.

A client, an online mobile game, has 7M subscribers, but only 4% pay (generating 25M / month).

Of those 3.35M, if they each refer 2 new people, that is 6.7M, if that group each refers 2, the total is 13.4M.



If we run a contest to the 96% non-paying subscribers, and 50% participate, that is 3.35M.

If 4% of the 13.4M turn into paying subscribers, that will push revenues up to $100M.

DIRECTOR BIOGRAPHIES

ROBERT DANARD | CEO

Rob Danard is an entrepreneur and business development specialist that brings over ten years of diverse experience in both the private and public sectors. He started his career in the world of online technology founding one of the first social networking sites, a wireless encryption company and a media and entertainment marketing company. Mr. Danard had been working as an independent consultant to various media firms assisting in valuations, assessment, development and deal flow.

CHRIS ROBBINS | CFO

Chris Robbins has been involved in the public markets at the board level for twenty years gaining knowledge and experience in a broad range of fields. In his capacity as a director he has also held various positions in administrative performing managerial duties as a Vice President, Chief Financial Officer and Corporate Secretary.

RUSS KRYWOLT
B.Sc., M.Sc. Technology | Independent Director

Russ Krywolt has more than 20 years of experience developing and implementing computer technology solutions for a variety of companies, public and private. Mr. Krywolt helped large local, national, and multi-national companies manage their initial Internet presence. Mr Krywolt has served as an officer and director of a number of publicly traded companies and continues to provide technology advice and services that help organizations make the most of their information.

JUSTIN SATHER
Corporate Development | Independent Director

Justin Sather is a former agent with the International Management Group (IMG) . He was responsible for recruiting and managing high profile athletes and personalities, negotiating multi-million dollar contracts and endorsement deals. He offers 10 years experience in marketing, promotions and advertising for terrestrial and web-based businesses. He was co-founder of Magen David Meds, a successful online pharmacy with international operations prior to its acquisition. Currently, Justin is a Professional NHL Scout for the New York Rangers and co-founder of Core Mulching Services.

MANAGEMENT TEAM

JAY COWLES- VP of Finance

A successful financial markets entrepreneur whose integrity has earned him the respect of colleagues and clients, Mr. Cowles brings a wealth of experience managing corporate growth. In his ten years at Globex Foreign Exchange (now Firma FX), he was instrumental in planning and implementing strategies to scale up operations from the startup level to its present 250 employees. As a regional director, Mr. Cowles personally managed the establishment of various branches around the world. Globex's annual trading volume now approaches $6 billion, and in 2007 the firm was Ernst & Young's Entrepreneur of the Year. Mr. Cowles advises on early stage technology companies both in the private and public sectors most recently with an online payment solution providing flexible, convenient options for clients called Vogogo.com. His combination of building teams, software platforms and funding projects at seed level is an invaluable asset to any company seeking advisement from early stages to thriving ventures.

RYAN FREY - Business Development

A business minded entrepreneur with a keen eye for design, detail, and product development and users can utilize those tools to solve business problems. He has a wide range of experience leading teams in multiple industries ranging from multi-million dollar films, institutional financial groups and tech startups. Ryan also advise companies on early stage fundraising, business strategy, and product validation.

LEE BORSCHEWA - International Licensing & Corporate Development

Lee Borschowa joins our team after building Paradise Coast Group, where he would broker financing for large scale resort developments. He successfuly raised capital for projects in Alberta, British Columbia, Ontario, Quebec, Mexico, and Costa Rica. Prior to raising capital, Lee took his own oil & gas company public, Boundary Bay Resources, where they would purchase working interest in established oil & gas companies. Lee Borschowa also spent time working in a Business Development role with Coca-Cola as well as launched SoBe and Fiji Water in Canada.

KENT SPEAKMAN - Independent Sales Consultant

Kent Co-Founded ENGAGEIA, an interactive, incubation and intelligence agency working with startups, brands & entertainment properties. He was also a co-founder of Fameus, a social network that connects the entertainment industry with the user. After graduating, he launched Speakman Entertainment and has been producing cross-platform content ever since.

TODD SLOAN - Independent Sales Consultant

Todd is responsible for supporting the sales team through the configuration of "proof of concepts" and solution presentations. He also manages the development direction of our OpenStaARS reconciliation and exception management solution.

WOJTEK CHOWANSKI - Lead Developer

Wojtek has been involved in startups in the roles of product design and development over the last 8 years. He was a lead product and software developer at Mobzili where he lead an agile team in developing web portals and location based mobile applications for technology transfer programs and was nominated for the Steve Wozniak (Wozzie) Award. Wojtek holds a M.Sc in Human Computer Interaction degree from University College London.

CHANTEL MEELEY - Lead Designer

Chantel focuses on strategic 'relevant' design with users experience as the focus. Whether it's a brochure, to an inbound or outbound marketing tactic, the user experience through the material to the point of acquisition is always carefully crafted for the utmost ease and success. Over the years she has had the privilege to work with a variety of amazing brands, across various categories from online software to retail marketing.

LET'S CONNECT

INFO@SPRIZA.COM

Canadian Office
#202 - 1107 17th Ave SW
Calgary, Alberta T2T 0B5
t. 403.475.7779

US Office
111 Penn Street
El Segundo, California 90245
t. 650.678.4343

DISCLAIMER

Safe Harbor

This presentation contains "forward-looking statements" within the meaning of the "safeharbor" provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including changes from anticipated levels of sales, future international, national or regional economic and competitive conditions, changes in relationships with customers, access to capital, difficulties in developing and marketing new products and services, marketing existing products and services, customer acceptance of existing and new products and services and other factors. Accordingly, although the Company believes that the expectations reflected in such forward looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. The Company has no obligation to update the forward-looking information contained in this presentation.